UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2019

ASV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38089	82-1501649
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of Principal Executive Offices)

(218) 327-3434

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ASV	NASDAQ Capital Market

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2019, ASV Holdings, Inc. (the “Company”) issued a press release announcing that it had filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Press Release”). The full text of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The exhibit can be accessed from the Investor Relations section of the Company’s website at https://www.asvi.com.

The Press Release references certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the Press Release. Disclosures regarding definitions of these financial measures used by the Company and why the Company’s management believes these financial measures provide useful information to investors is also included in the Press Release.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated July 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASV HOLDINGS, INC.

Date: July 31, 2019	By: /s/ Andrew M. Rooke
Name: Andrew M. Rooke
Title: Chief Executive Officer